                                                                   EXHIBIT 24.1

                            DUKE ENERGY CORPORATION

                               POWER OF ATTORNEY
                               -----------------


         A maximum of $500,000,000 aggregate liquidation preference of preferred securities of one or more direct or indirect
                 subsidiary statutory business trusts holding
        Junior Subordinated Notes of Duke Energy Corporation as assets
                            (Preferred Securities)



     The undersigned DUKE ENERGY CORPORATION, a North Carolina corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Richard B. Priory, Richard J. Osborne, David L. Hauser and Ellen T. Ruff, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a Registration Statement of said Duke Energy Corporation on Form S-3 and any and all amendments thereto for the purpose of registering under the Securities Act of 1933 the Preferred Securities, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

     Executed the 15th day of April, 1999.


                                      DUKE ENERGY CORPORATION


                                       By /s/ R. B. Priory
                                          ----------------------------
                                          Chairman, President
                                          and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Robert T. Lucas III
-----------------------
    Assistant Secretary

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/s/  R. B. PRIORY              Chairman, President and Chief Executive Officer
     ------------------------  (Principal Executive Officer and Director)
     R. B. Priory

/s/  R. J. OSBORNE             Executive Vice President and Chief Financial
     ------------------------ Officer (Principal Financial Officer) Richard J. Osborne

/s/  J. L. BOYER               Vice President and Corporate Controller
     ------------------------  (Principal Accounting Officer)
     Jeffrey L. Boyer

/s/  G. ALEX BERNHARDT         (Director)
     ------------------------
     G. Alex Bernhardt

/s/  ROBERT J. BROWN           (Director)
     ------------------------
     Robert J. Brown

/s/  WILLIAM A. COLEY          (Director)
     ------------------------
     William A. Coley

/s/  WILLIAM T. ESREY          (Director)
     ------------------------
     William T. Esrey

/s/  ANN M. GRAY               (Director)
     ------------------------
     Ann M. Gray

/s/  DENNIS R. HENDRIX         (Director)
     ------------------------
     Dennis R. Hendrix

/s/  HAROLD S. HOOK            (Director)
     ------------------------
     Harold S. Hook

/s/  GEORGE DEAN JOHNSON, JR.  (Director)
     ------------------------
     George Dean Johnson, Jr.

/s/  MAX LENNON                (Director)
     ------------------------
     Max Lennon

/s/  LEO E. LINBECK, JR.       (Director)
     ------------------------
     Leo E. Linbeck, Jr.

/s/  JAMES G. MARTIN           (Director)
     ------------------------
     James G. Martin

/s/  RUSSELL M. ROBINSON, II   (Director)
     ------------------------
     Russell M. Robinson, II